                                                                   Exhibit 23(a)







                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 9, 1998, on our audits of the consolidated financial statements and financial statement schedule of CLARCOR Inc. and Subsidiaries as of November 30, 1997 and 1996 and for the years ended November 30, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report on Form 10-K.


                                                 Coopers & Lybrand L.L.P.

Chicago, Illinois
April 20, 1998